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                                                                   EXHIBIT 10.54

                      UNIVERSITY RESEARCH PARK GROUND LEASE

         This Lease is made, executed and delivered as of the 1st day of October, 1998, by and between University Research Park, Inc., a Wisconsin nonprofit corporation with its principal place of business located at 1265 WARF Building, 610 Walnut Street, Madison, Wisconsin 5370S ("Landlord") and PanVera Corporation, a Wisconsin corporation, located at 545 Science Drive, Madison, Wisconsin 53711 ("Tenant").

                            ARTICLE I. GRANT AND TERM

         SECTION 1.01. PREMISES. In consideration of rents, terms, covenants and agreements to be performed and observed by Tenant, as hereinafter set forth, Landlord rents to Tenant, and Tenant rents from Landlord, certain real estate located in the City of Madison, Dane County, Wisconsin, described in EXHIBIT A, attached hereto, together with all rights and appurtenances belonging or appertaining thereto and all improvements now or hereafter located thereon ("Premises"). Landlord and Tenant acknowledge that improvements constructed by Tenant on the Premises pursuant to this Lease do not constitute a part of the Premises subject to this Lease and, except as provided in Section 1.05 hereof, such improvements shall be the property of Tenant.

         SECTION 1.02. ORIGINAL TERM. The original term of this Lease shall be for fifty (50) years and approximately three (3) months. The original term shall commence on, October 7, 1998 and shall end at 12:00 midnight on December 31, 2048, unless otherwise terminated earlier hereunder.

         SECTION 1.03. LEASE YEAR. The term "lease year" shall mean a period of twelve (12) consecutive calendar months. The first lease year shall begin on January 1, 1999. The portion of the lease term prior to that date shall not be considered a lease year.

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         SECTION 1.04. OPTION TO EXTEND. Tenant is hereby granted one (1) option to extend the term of this Lease for twenty (20) years, such extended term to begin upon the expiration of the original term of this Lease; and all terms, covenants and provisions of this Lease shall apply to the extended term with the exception that Tenant shall not have any further option to extend following the exercise of the option to extend. If Tenant elects to exercise the option to extend, Tenant shall do so only by giving Landlord notice in writing of its intention to do so not later than eighteen (18) months prior to the expiration of the original term.

         SECTION 1.05. SURRENDER OF PREMISES. At the expiration or any termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as at the commencement of the term with the exception of improvements constructed in accordance with the terms of this Lease. Subject to the provisions of Section 3.03, all alterations, additions and improvements constructed by or on behalf of Tenant on the Premises and all permanent fixtures shall, upon the expiration or termination of this Lease, become the property of the Landlord.

         Notwithstanding the foregoing, on Landlord's written demand given not less than six (6) months prior to the end of the term of this Lease, Tenant shall demolish and remove all such improvements as shall be directed by Landlord. The costs of demolition and removal shall be paid by Tenant. All demolition and removal shall be completed within ninety (90) days after the termination or expiration of the I ease.

                                ARTICLE II. RENT

         SECTION 2.01. BASE RENT. Commencing on the commencement date and continuing during the term of this Lease, Tenant covenants and agrees to pay to Landlord, in advance on the first day of each month at Landlord's address set forth in Section 11.05(a), without demand therefor, base monthly rent as follows:

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         (a)      Lease year one (1) - no rent (but all other amounts due as additional rent shall be paid in full during such time); lease year two (2) - $6,055.75 per month; lease year three (3) - $7,872.50 per month; lease year four (4) - $9,689.17 per month, and lease year (5) - $12,111.50 per month. There shall be no rent for any month or portion of a month prior to the first (1st) lease year (but all other amounts due as additional rent shall be paid in full during such time).

         (b) Lease years six (6) through ten (10) - an amount per month equal to the amount of rent payable in the last month of the fifth (5th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.

         (c) Lease years seven (7) through fifteen (15) - an amount per month equal to the amount of rent payable in the last month of the tenth (10th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.

         (d) Lease years sixteen (16) through twenty (20) - an amount per month equal to the amount of rent payable in the last month of the fifteenth (15th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.

         (e) Lease years twenty-one (21) through twenty-five (25) - an amount per month equal to the amount of rent payable in the last month of the twentieth (20th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.

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         (f)      Lease years twenty-six (26) through thirty (30) - an amount per month computed and established as provided in Section
                  2.04.

         (g) Lease years thirty-one (31) through thirty-five (35) - an amount per month equal to the amount of rent payable in the last month of the thirtieth (30th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.

         (h) Lease years thirty-six (36) through forty (40) - an amount per month equal to the amount of rent payable in the last month of the thirty-fifth (35th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.

         (i) Lease years forty-one (41) through forty-five (45) - an amount per month equal to the amount of rent payable in the last month of the fortieth (40th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.

         (j) Lease years forty-six (46) through fifty (50) - an amount per month equal to the amount of rent payable in the last month of the forty-fifth (45th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.

         (k) Lease years fifty-one (51) through fifty-five (55) - an amount per month computed and established as provided in Section 2.04.(1)

         (l) Lease years fifty-six (56) through sixty (60) - an amount per month equal to the amount of rent payable in the last month of the fifty-fifth (55th) lease year increased

----------------------------------
(1) Provided Tenant has properly exercised its option to extend pursuant to
    Section 1.04 of this Lease.

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                  or decreased by a percentage equal to the "Consumer Price
                  Index Increase or Decrease" as defined in Section 2.03.(2)

         (m) Lease years sixty-one (61) through sixty-five (65) - an amount per month equal to the amount of rent payable in the last month of the sixtieth (60th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.(3)

         (n) Lease years sixty-six (66) through seventy (70) - an amount per month equal to the amount of rent payable in the last month of the sixty-fifth (65th) lease year increased or decreased by a percentage equal to the "Consumer Price Index Increase or Decrease" as defined in Section 2.03.(4)

         SECTION 2.02. PAST DUE RENT. If Tenant fails to pay rent when the same is due, the unpaid amount shall, at Landlord's option and without waiving any other right of Landlord, bear interest from the due date to the date of payment at a rate of interest equal to the prime interest rate then in effect from time to time. The term "prime rate" shall mean the announced consensus prime rate of interest charged by large commercial banks located in New York or other dominant financial centers in the United States. If such a consensus prime rate of interest is not then promulgated, the prime rate shall be a similar index reflecting the yield obtained by sophisticated investors on short-term high-grade commercial debt investments.

         SECTION 2.03. "CONSUMER PRICE INDEX INCREASE OR DECREASE". The term "Consumer Price Index Increase or Decrease" as used in Section 2.01 shall be the percentage increase or decrease in the Cost of Living Index between the Cost of Living Index for the last month of the lease year preceding the just completed five (5) year period and the Cost of Living Index for the

-----------------------------
(2) Provided Tenant has properly exercised its option to extend pursuant to
    Section 1.04 of this Lease.

(3) Provided Tenant has properly exercised its option to extend pursuant to
    Section 1.04 of this Lease.

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last month of such five (5) year period. In no event, however, shall the
Consumer Price Index Increase or Decrease for any five (5) year period be more than forty percent (40%).

         The term "Cost of Living Index" as used herein shall be the index number in the above-stated month in the column of "All Items" in the table entitled "Consumer Price Index - All Urban Consumers - U.S. City Average 1967=100" as published in the Monthly Labor Review by the Bureau of Labor Statistics of the U.S. Department of Labor.

         In the event that the Bureau of Labor Statistics ceases to publish the Cost of Living Index or materially changes the method of its computations, Landlord and Tenant shall accept comparable statistics relative to the purchasing power of the dollar as published at the time of such discontinuation or change by a responsible financial periodical or recognized authority to be then chosen by Landlord.

         Examples of rent computations hereunder are contained in EXHIBIT B attached hereto.

         SECTION 2.04. ESTABLISHMENT OF RENT FOR LEASE YEARS TWENTY-SIX (26) THROUGH THIRTY (30) AND FOR LEASE YEARS FIFTY-ONE (51) THROUGH FIFTY-FIVE (55). Monthly rent for lease years twenty-six (26) through thirty (30) and fifty-one
(51) through fifty-five (55) shall be established as follows:

         (a) At least eighteen (18) months before the commencement of the twenty-sixth (26th) lease year, and at least twenty-five (25) months before the commencement of the fifty-first (51st) lease year, Landlord and Tenant shall each select an independent qualified appraiser to render a written fair market value appraisal of the real estate comprising the Premises excluding all improvements thereon. The two appraisers shall select a third appraiser to render a written fair market value appraisal of the real estate comprising the Premises excluding all improvements thereon. The appraisals

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(4) Provided Tenant has properly exercised its option to extend pursuant to
    Section 1.04 of this Lease

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                  shall be submitted jointly to Landlord and Tenant at least twelve (12) months prior to the end of the twenty-fifth (25th) lease year, and at least nineteen (19) months prior to the end of the fiftieth (50th) lease year. Landlord and Tenant shall pay the costs and expenses charged by the respective appraisers selected by them and shall equally share the costs and expenses of the third appraiser.

         (b) The average of the three appraisals shall constitute the agreed upon "appraised value" of the real estate. In the event that either party neglects or refuses to select an appraiser, the agreed upon "appraised value" of the real estate shall be the appraised value as established by the appraiser selected by the other party.

         (c) The appraised value shall be multiplied by ten (10%) percent. The resulting figure shall then be divided by twelve (12). The result shall be the monthly rent for lease years twenty-six
                  (26) through thirty (30) and fifty-one (51) through fifty-five
                  (55); provided that the rent for lease years twenty-six (26) through thirty (30) shall in no event be more than one hundred and ten percent (110%), nor the rent for years fifty-one (51) through fifty-five (55) be more than one hundred twenty-five percent (125%), of the hypothetical increased rent that would have resulted from determining the rent for such periods by applying the "Consumer Price Index Increase or Decrease."

         (d) Examples of computations hereunder are contained in EXHIBIT C attached hereto.

           ARTICLE III. CONSTRUCTION, ALTERATIONS, FIXTURES, EQUIPMENT

         SECTION 3.01. PLANS AND SPECIFICATIONS. Tenant shall, at its own expense, prepare plans and specifications for a new building and improvements to be constructed on the Premises, which shall provide for a two story, concrete and steel type construction of approximately 66,000 gross square

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feet. The plans and specifications shall comply with the Architectural Design
Criteria attached hereto as EXHIBIT D and shall contain provision for landscaping which complies with the Landscaping Standards and Criteria attached hereto as EXHIBIT F. Within one hundred eighty (180) days of the date of this Lease, Tenant shall submit the plans and specifications to Landlord for written approval or disapproval. The approval agent for Landlord is the University Research Park Design Review Board. Landlord shall in writing approve or disapprove the plans and specifications within forty-five (45) days of receipt thereof. If Landlord disapproves of the plans and specifications, Landlord shall give Tenant an itemized statement of the reason therefor, and Tenant shall make necessary changes and resubmit the plans and specifications for approval prior to the commencement of construction. Approved plans and specifications for the initial construction shall be attached to this Lease as EXHIBIT E at the time of approval.

         SECTION 3.02. CONSTRUCTION, ALTERATIONS, IMPROVEMENTS AND CHANGES. Tenant, at its own expense, shall construct a building and/or other improvements on the Premises pursuant to the plans approved under Section 3.01 for the use set forth in Section 6.01. After the completion of such initial construction, Tenant shall have the right to make such alterations, improvements and changes to such building and/or other improvements as Tenant may deem necessary. Prior to undertaking any subsequent structural or exterior alterations, improvements or changes after the initial construction, Tenant shall obtain Landlord's prior approval of plans and specifications. Any building and/or other improvements (including initial construction) shall be constructed in full compliance with any and all laws, ordinances, rules and regulations which may govern the same, including applicable provisions of the Americans With Disabilities Act, and shall be constructed in accordance with plans and specifications approved by Landlord. Tenant shall be solely liable for obtaining and paying the costs of all governmental permits, licenses and/or approvals necessary to

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construct the improvements and/or to operate Tenant's business therein. Tenant shall promptly pay all contractors and materialmen for work and supplies and shall not permit any lien to be attached to the Premises. Should any lien be made, Tenant shall bond against or discharge the same within thirty (30) days and hold Landlord harmless against any loss or damage by reason of Tenant's construction of any building or improvement on the Premises. Prior to commencing construction Tenant shall provide Landlord with satisfactory evidence of Tenant's ability to pay all costs of construction.

         Subject to the provisions of Section 11.04, initial construction shall commence no later than September 30, 1999, and shall be substantially completed no later than eighteen (18) months after the date of commencement. In the event that such construction is not commenced or completed by Tenant within the aforesaid time periods, Landlord shall have the option to terminate this Lease on thirty (30) days' written notice to Tenant given within thirty (30) days after the expiration of the specified construction commencement or completion period, as applicable. Said option shall be in addition to any other rights to Landlord hereunder.

         SECTION 3.03. FIXTURES AND EQUIPMENT. Tenant may, at its own expense, furnish and install such business and trade fixtures and equipment in and on the Premises as may be necessary or desirable for Tenant's business. Such fixtures and equipment shall remain the personal property of Tenant and shall be removed by Tenant at the expiration or termination of this Lease. Upon removal of such fixtures and equipment, Tenant shall restore the Premises to its condition at the beginning of the term, reasonable wear and tear excepted. Tenant's obligation hereunder shall survive the expiration or termination of this Lease.

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          ARTICLE IV. MAINTENANCE, REPAIR, LANDSCAPING AND DESTRUCTION

         SECTION 4.01. MAINTENANCE AND REPAIR BY TENANT. Tenant shall, at its own cost and expense, keep, maintain and repair the Premises, including all buildings and improvements of every kind which may be a part thereof, (whether interior or exterior, structural or non-structural); all heating, electrical, air conditioning, ventilating and plumbing equipment therein; and all appurtenances thereto, including sidewalks and parking areas adjacent thereto, in good condition and repair, and shall repair, restore and replace any such improvements which may become inoperable or be destroyed or damaged by fire, casualty or any other cause. Tenant shall comply with all federal, state, county, municipal and other governmental statutes, ordinances, laws and regulations affecting the Premises and improvements thereon, or any activity or condition on or in the Premises. Tenant shall, at its own expense, keep the Premises in sanitary, clean and neat order and keep the sidewalks and parking area free of snow and trash.

         At Landlord's option, subsequent to reasonable notice given by Landlord to Tenant, either generally or with regard to a specific circumstance, Landlord may undertake to keep and maintain sidewalks, parking areas, and other exterior improvements other than the exterior portions of buildings upon Tenant's failure to do so, at Tenant's expense.

         Without limiting any of its other rights hereunder Landlord retains the right to landscape, construct and maintain drainage and storm water control swales, construct a fence, and erect signs in accord with applicable landscaping standards and criteria in the area of the Premises which borders on and is within fifty feet of roadways or which is designated as a water detention area. In addition, any lands in restored prairie areas shall be kept and maintained by Landlord at Landlord's expense and Landlord reserves the right to enter such areas for the purpose of maintaining the same.

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         SECTION 4.02. LANDSCAPING. Within one hundred twenty (120) days following Tenant's substantial completion of construction of improvements pursuant to Section 3.02, Tenant shall, at Tenant's sole cost and expense complete landscaping of the Premises in accordance with the Landscaping Standards and Criteria attached hereto as EXHIBIT F and the plans and specifications approved pursuant to Section 3.01.

         Tenant shall at all times during the term of this Lease, keep and maintain landscaping on the Premises in accordance with the Landscaping Standards and Criteria set forth in EXHIBIT F and in accordance with such further and/or additional Standards and Criteria which may be reasonably established by the Landlord.

         At Landlord's option, subsequent to reasonable notice given by Landlord to Tenant, either generally or with regard to a specific circumstances, Landlord may undertake to keep and maintain the landscaping on the Premises, at Tenant's expense.

         Without limiting any of its other rights hereunder Landlord retains the right to landscape, construct a fence, and erect signs in accord with applicable landscaping standards and criteria in the area of the Premises which borders on and is within fifty feet of roadways or which is designated as a water detention area. In addition, any lands in restored prairie areas shall be kept and maintained by Landlord at Landlord's expense and Landlord reserves the right to enter such areas for the purpose of maintaining the same.

         SECTION 4.03. DAMAGE OR DESTRUCTION. The damage, destruction or partial destruction of any building or other improvement on the Premises shall not release Tenant from any obligation under this Lease. In the event of such damage or destruction, Tenant shall, at its own cost and expense, promptly repair and restore the same to a condition as good or better than that which existed prior to the damage or destruction. The foregoing notwithstanding, in the event the

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improvements constructed by Tenant are substantially damaged or destroyed at any time when there remains fewer than five years in the term of this Lease, including any renewal term then in effect, Tenant may terminate this Lease by written notice to Landlord provided Tenant is not in default and otherwise complies with this Lease. Upon such termination and upon the written request of Landlord, Tenant shall demolish and remove all such improvements as shall be directed by Landlord. The costs of demolition and removal shall be paid by Tenant. All demolition and removal shall be completed within ninety (90) days after the written request of Landlord. In the event Tenant elects to terminate pursuant to this paragraph any insurance proceeds otherwise payable to Tenant as a result of the damage to or destruction of the improvements, net of the costs of demolition and removal, shall become the property of the Landlord.

                         ARTICLE V. UTILITIES AND TAXES

         SECTION 5.01. UTILITIES AND EXPENSES. Tenant shall, during the term of this Lease, fully and promptly pay for all water, sewer, gas, heat, light, power, telephone services and other public utilities of every kind furnished to the Premises and used by Tenant. Tenant shall also pay for hook-up and/or lateral charges, if any, required to bring utilities from public streets and access ways. Landlord shall not be liable to Tenant for any interruption in the aforesaid utility service.

         SECTION 5.02. REAL PROPERTY TAXES. Tenant shall during the term of this Lease pay and discharge as they become due, promptly and before delinquency, all taxes, assessments, special assessments, rates, license fees, municipal liens, levies, excises or imports of every nature and kind levied, assessed, charged or imposed on or against the Premises, Tenant's leasehold interest in the Premises, personal property of any kind owned or placed in the Premises by Tenant, or, except for taxes measured by Landlord's total income, the rents from, or privilege of renting, the Premises. All

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such taxes and charges (with the exception of personal property taxes on
Tenant's personal property) shall be prorated if necessary at the commencement and expiration of the Lease term. Tenant shall provide Landlord with copies of paid tax receipts within five (5) days of the date when such taxes, or any installment thereof, become due. Notwithstanding the foregoing, Tenant shall be obligated to pay installments of special assessments (using the longest amortization schedule available) coming due during the term of this Lease.

         In addition, in the event the holder of any mortgage on the Premises or any improvements thereon does not require, and in the event Tenant shall be in default with respect to payment of any amounts hereunder, at Landlord's request, Tenant shall pay monthly, as additional rent, along with regular base rent payments, an amount equal to one-twelfth (1/12) of Tenant's estimated annual real estate tax, personal property tax or special assessment obligation next becoming due with respect to the Premises. Tenant's estimated annual real estate tax obligation shall not be less than its prior year's real estate-tax obligation. Landlord shall hold such additional rent payments in escrow, with no obligation to pay interest thereon, for the sole purpose of satisfying Tenant's real estate tax obligation.

         Tenant shall have the right at its own cost and expense to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement of or otherwise contesting the validity or amount of taxes assessed to or levied upon the Premises and required to be paid against Landlord's estate and, if required by law, Tenant may take such action in the name of Landlord who shall cooperate with Tenant to such extent as Tenant may reasonably require, provided, however, that Tenant shall fully indemnity and save Landlord harmless from all loss, cost, damage and expense incurred by or to be incurred by Landlord as a result thereof, and further

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provided Tenant shall, at Landlord's request, escrow or post a bond for the full amount of the tax claimed pending such proceedings.

                         ARTICLE VI. CONDUCT OF BUSINESS

         SECTION 6.01. CONDITION AND USE. Tenant shall use the Premises only for a laboratory and office or for any other use permitted under applicable zoning regulations and recorded building and use restrictions, except with Landlord's prior written approval. No use shall be permitted, or acts done, which will cause a cancellation of any insurance policy covering the Premises. Tenant shall not sell, permit to be kept, used or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy unless Tenant shall first have furnished Landlord with written confirmation that Tenant has procured extended insurance coverage permitting such use, storage, or sale, and thereafter, for as long as such use, storage, or sale continues, furnishes such confirmation at the time of any renewal of such insurance. Tenant shall, at its own expense, comply with all requirements of any insurance company necessary for the maintenance of insurance required in this Lease.

         SECTION 6.02. WASTE AND NUISANCE. Tenant shall comply with all applicable laws, ordinances, regulations and/or deed and plat restrictions affecting the use and occupancy of the Premises. Tenant shall not commit, or permit to be committed, any waste or nuisance on the Premises.

         SECTION 6.03. RIGHT OF ENTRY. Tenant shall permit Landlord and its agents and employees, upon prior notice, to enter into and upon the Premises at all reasonable times during business hours for the purpose of inspecting the same.

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                     ARTICLE VII. INSURANCE AND INDEMNITIES

         SECTION 7.01. CASUALTY INSURANCE. Tenant shall, at all times during the term of this Lease, at Tenant's sole expense, keep all improvements, which are now or hereafter located on a part of the Premises, insured against loss or damage by fire and the extended coverage hazards at full insurable value with loss payable to Tenant and Landlord as their interests may appear. Tenant shall pay the premiums thereon when due and shall comply with the co-insurance provisions thereof, if any.

         SECTION 7.02. PUBLIC LIABILITY INSURANCE. Tenant shall, at all times during the term of this Lease, at Tenant's sole expense, keep in full force and effect a policy of public liability and property damage insurance with respect to the Premises and all business operated thereon, with limits of public liability not less than One Million ($1,000,000.00) Dollars for injury or death to any one person, and One Million ($1,000,000.00) Dollars for injury or death in any one occurrence, and property damage liability insurance in the amount of Three Hundred Thousand ($300,000.00) Dollars. The policies shall name Tenant and Landlord as co-insureds. Landlord may from time to time during the term of this Lease require increases in the above-stated coverage limits consistent with prudent business practices.

         Tenant shall, with respect to any insurance coverage required in this Lease, furnish Landlord with certificates of insurance stating that Landlord will be notified in writing thirty (30) days prior to cancellation, material change or non-renewal of insurance.

         SECTION 7.03. LOSS AND DAMAGE. Tenant shall be solely responsible for carrying personal property insurance sufficient to cover loss of all personal property on the Premises. Landlord shall not be liable for any damage to or loss of property of Tenant or others located on the Premises.

         SECTION 7.04. HOLD HARMLESS. Landlord shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Tenant or by any

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person whosoever may at any time be using or occupying or visiting the Premises or be in, or about the same, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Tenant or of any occupant, subtenant, visitor, or user of any portion of the Premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth, and Tenant shall indemnify Landlord against all claims, liability, loss, or damage whatsoever on account of any such loss, injury, death or damage. Tenant hereby waives all claims against Landlord for damages to the building and improvements that are now on or hereafter placed or built on the Premises and to the property of Tenant in, on, or about the Premises, and for injuries to persons or property in or about the Premises, from any cause arising at any time. The two preceding sentences shall not apply to loss, injury, death, or damage arising by reason of the negligence or misconduct of Landlord, its agents, or employees.

                      ARTICLE VIII. EFFECT OF CONDEMNATION

         SECTION 8.01. TOTAL CONDEMNATION. In the event that the entire Premises, or such part of the Premises as will render the remainder untenantable shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of taking.

         SECTION 8.02. PARTIAL CONDEMNATION. In the event of partial condemnation, not rendering the remainder of the Premises untenantable, this Lease shall remain in full force and effect, with the exception that the base rent shall be reduced in proportion to the area of the Premises lost by condemnation. The foregoing notwithstanding, in the event of such a partial condemnation at any time when there remains fewer than five years in the term of this Lease, including any renewal term then in effect, Tenant may terminate this Lease by written notice to Landlord provided

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Tenant is not in default and otherwise complies with this Lease. Upon such termination and upon the written request of Landlord, Tenant shall demolish and remove all such improvements as shall be directed by Landlord. The costs of demolition and removal shall be paid by Tenant. All demolition and removal shall be completed within ninety (90) days after the written request of Landlord. In the event Tenant elects to terminate pursuant to this paragraph any condemnation awards otherwise payable to Tenant as a result of the partial condemnation, net of the costs of demolition and removal and net of any award to the Tenant for relocation expenses, shall become the property of the Landlord.

         SECTION 8.03. CONDEMNATION AWARD. In the event of any condemnation and notwithstanding any provision of this Lease or by operation of law that leasehold improvements may be or shall become the property of Landlord at the expiration of the term hereof, but subject to Section 8.02, above, the loss of all improvements paid for by Tenant, the loss of Tenant's leasehold estate, and such additional relief as may be provided by law shall be the basis of Tenant's damages against the condemning authority, if a separate claim therefor is allowable under applicable law, or the basis of Tenant's claim to a portion of the total award if only one award is made.

                               ARTICLE IX. DEFAULT

         SECTION 9.01. NOTICE OF DEFAULT TO TENANT. Tenant shall not be deemed to be in default hereunder in the payment of base rent or in the payment of any other charges or with respect to any other terms, covenants or conditions as herein required unless Landlord shall first give Tenant thirty (30) days' written notice of such default, and Tenant fails to cure the default within thirty (30) days, or if the default is of such a nature that it cannot reasonably be cured within thirty (30) days, Tenant fails to commence to cure the default within thirty (30) days or fails thereafter to proceed to the curing of such default with all possible diligence. Notwithstanding the foregoing, if Tenant has previously failed to pay base rent when due and Landlord shall have given written notice of such failure for both of the two (2) immediately prior base rent payments or shall have previously, over the term of this Lease, given an aggregate of ten (10) prior notices with respect to a failure of Tenant to pay base rent when due, then no further notice or right to cure shall be required.

         SECTION 9.02. TENANT'S DEFAULT. In the event of Tenant's default in the payment of base rent or any other charges or with respect to any other terms, covenants or conditions as herein required, and Tenant's failure to cure, Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or it may from time to time, without terminating this Lease, re-let the Premises, or any part thereof, for such term or terms and at such rental or rentals and on such other terms and conditions as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the improvements located on the Premises. On each such re-letting:

         (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the expenses of such re-letting and of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to, but not beyond, the term of this Lease) exceeds the amount agreed to be paid as rent for the Premises for such period on such re-letting; or

         (b) At the option of Landlord, rents received by Landlord from such re-letting shall be applied first, to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any expenses of such re-letting and of such alterations and repairs, third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

         If Tenant has been credited with any rent to be received by such re-letting under option (a) hereof, and such rent shall not be promptly paid to Landlord by the new tenant, or if such rentals received from such re-letting under option (b), hereof, during any month is less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

         No such re-entry or taking possession of the Premises by Landlord shall be constructed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, Landlord may recover from Tenant all damages incurred by reason of such breach, including the cost of recovering the Premises and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

         SECTION 9.03. NOTICE OF LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default hereunder with respect to any of the terms, covenants, or conditions of this Lease unless Tenant shall first give to Landlord thirty
(30) days' written notice of such default, and Landlord fails to cure the default within the thirty (30) days, or if the default is of such a nature that it cannot reasonably be cured within thirty (30) days, Landlord fails to commence to cure such default within such period of thirty (30) days or fails thereafter to proceed to the curing of such default with all possible diligence.

         SECTION 9.04. PARTIES MAY REMEDY DEFAULTS. In the event of any breach hereunder by either party (and in lieu of Landlord's terminating this Lease as hereinbefore provided), Landlord and Tenant respectively, may immediately or at any time thereafter, after having given the other party the requisite notice to cure the same and the time for such correction having elapsed, cure such breach for the account and at the expense of the other party. If Landlord or Tenant at any time, by reason of such breach, are compelled to pay, or elect to pay, any sum of money, or incur any expense, including reasonable attorney's fees, in instituting or prosecuting any action or proceeding to enforce such party's rights under this paragraph, the sum or sums so paid or incurred by such party, if paid or incurred by Landlord shall be deemed to be rent hereunder, and shall be due from Tenant to Landlord on the first day of the month following the payment of such respective sums, and, if paid or incurred by Tenant shall be deductible, with interest at the Prime Rate, to the extent thereof from subsequent payments of rent. This option given to the parties is intended for their protection and its existence shall not release the parties from the obligation to perform the terms and covenants herein provided or deprive Landlord or Tenant of any legal rights which they may have by reason of other party's default.

                      ARTICLE X. ASSIGNMENT AND SUBLETTING

         SECTION 10.01. TENANT'S ASSIGNMENT. Tenant shall not assign or transfer this Lease without Landlord's prior written consent. Notwithstanding the foregoing or anything to the contrary in Section 10.02, below, Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet all or any part of the Premises to (A) any entity succeeding to substantially all the business and assets of Tenant, or (B) any corporation or entity which is a parent, subsidiary or division of Tenant, whether by merger, consolidation, purchase of assets or otherwise. Any such assignment or subletting shall not release the named Tenant hereunder form any and all obligation under this Lease.

         SECTION 10.02. TENANT'S SUBLEASING. Tenant shall have the right to sublease portions of the Premises without Landlord's prior approval provided that such subleasing meets the following requirements:

         (a) The aggregate total area of the Premises subject to sublease (whether by virtue of one or more subleases) shall not at any time exceed twenty-five percent (25%) of the total floor area of the Premises; and

         (b) The term of the sublease shall not exceed the original term of this Lease plus any renewal options which have then been exercised; and

         (c) The sublessee shall execute and deliver to Landlord a document in form and content acceptable to Landlord, acknowledging this Lease and agreeing that a termination or expiration of this Lease shall at Landlord's sole option constitute a termination or expiration of the sublease; and

         (d) The sublessee's use of the Premises shall be limited to use in conformance with Section 6.01 and Section 6.02.

         Any sublease which does not meet all of the above-stated requirements shall be subject to Landlord's prior written approval. Tenant shall promptly provide Landlord with copies of all executed subleases affecting the Premises. No sublease shall operate to relieve Tenant of any obligation under this Lease.

         SECTION 10.03. LANDLORD'S ASSIGNMENT. Landlord shall have the right to assign or transfer its interests in this Lease at any time, provided that the assignee or transferee assumes and agrees to be bound by the terms of this Lease and further provided that Landlord notifies Tenant of such assignment and provides Tenant with an executed copy of the agreement whereby the assignee or transferee agrees to be bound by the terms hereof.

         SECTION 10.04. MORTGAGE BY TENANT.

         (a) The Tenant and every successor tenant is given and has the right to mortgage or assign its interests in this Lease without the Landlord's prior consent, provided that no other mortgage of this Lease is outstanding at the time such mortgage is granted. If the Tenant or any successor or assign shall mortgage this leasehold, then so long as such mortgage shall remain in effect the following provisions will apply:

                  (i) NONBINDING EFFECT ON LANDLORD. No mortgage, or assignment of this Lease shall be binding upon the Landlord in the enforcement of its rights under this Lease, nor shall the Landlord be deemed to have any notice thereof, unless and until a fully conformed copy of each instrument affecting such mortgage or assignment, in form proper for record, shall have been delivered to the Landlord.

                  (ii) LEASE SURRENDER. There shall be no cancellation, surrender, acceptance of surrender, or modification of this Lease, without the prior consent in writing of the leasehold mortgagee.

                  (iii) NOTICE OF DEFAULT, CURE. The Landlord shall, upon serving on the Tenant any notice of default or any other notice under this Lease, simultaneously serve a copy of such notice upon the leasehold mortgagee, and no notice of such default shall be deemed to have been duly given unless and until a copy thereof has been so served. The mortgagee shall thereupon have the same time within which to remedy or cause to be remedied the defaults complained of as is allowed to the Tenant, and the Landlord shall accept such performance by or at the instigation of the mortgagee as if such performance had been accomplished by the Tenant.

                  (iv) EXTENSION OF TIME TO CURE. If the Landlord elects to terminate this Lease by reason of any default of the Tenant, the leasehold mortgagee shall not only have and be subrogated to all rights of the Tenant with respect to curing such default, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by the Landlord in its notice of termination, for a period of not more than six months, provided that: (1) the mortgagee shall cure any then existing default and, meanwhile, pay the rent and additional rent and perform all of the other requirements of this Lease required to be performed by the Tenant; (2) no further defaults shall accrue hereunder during such extended period; and (3) the mortgagee forthwith takes steps to acquire the Tenant's interest in this Lease by foreclosure of its mortgagee or otherwise.

                  (v) INSURANCE. The name of the leasehold mortgagee may be added to the loss payable endorsement of any and all insurance policies required to be carried by the Tenant hereunder. Subject to the provisions of any fee mortgage, the Landlord will make available jointly to the Tenant and to the leasehold mortgagee, all insurance or condemnation proceeds to which the Tenant may be entitled hereunder, for purposes of restoration of the leased property.

                  (vi) ESTOPPEL CERTIFICATE. The Landlord, within ten days after a request in writing by the Tenant or the leasehold mortgagee, shall furnish a written statement, duly acknowledged, that this Lease is in full force and effect and that there is no default hereunder by the Tenant, or if there is a default such statement shall specify the default which the Landlord claims to exist.

                  (vii) EXTENSION OF LEASE. If the Tenant fails to exercise any extension or renewal option provided to it in this Lease, the Landlord shall send the leasehold mortgagee notice thereof, and such mortgagee, within ten days after such notice, may exercise any such option on behalf of the Tenant.

         (b) Landlord shall agree to subordinate its interest in the Premises and improvements thereon to such mortgage provided all of the following requirements are met:

                  (i) USE OF FUNDS. The proceeds of the same are used for the construction of improvements on the Premises or financing or refinancing such improvements.

                  (ii) AMOUNT. The appraised value of all improvements on the Premises, including improvements to be constructed with the proceeds of such mortgage, determined in accord with Section 11.11, at the time any such mortgage is created, modified, extended, renewed, increased, or revised shall be no less than
                           1.33 times the maximum principal amount then secured by such mortgage.

                  (iii) TERM. Such mortgage shall not be for a term or maturity extending beyond thirty (30) years and shall be satisfied and cease to be a lien on the Premises not later than the earlier of thirty (30) years or one (1) year prior to the expiration of the original term of this Lease and the term of any extension or renewal which is in effect at the time such mortgage is created.

                  (iv) AMORTIZATION. The principal amount secured by such mortgage shall be amortized at least as rapidly as thirty (30) year level payment (including both principal and interest) amortization and the maximum required principal and interest payment in any lease year shall be no more than 1.5 times the lowest required principal and interest payment in any lease year.

                  (v) INSTITUTIONAL LENDER. Such mortgage shall be held by an institutional lender, namely a bank, savings and loan association, credit union, insurance company, pension fund, annuity fund, or government agency engaged in the business of making commercial first mortgage loans.

                  (vi) DEBT SERVICE COVERAGE. If Tenant or an assignee permitted under Section 10.01 is not to be the occupant of the Premises, then, on a proforma basis, cash available for debt service during the five (5) lease years succeeding the creation of any such mortgage shall be no less than
                           1.15 times the debt service for such period. Debt service shall include interest and principal amortization on all indebtedness secured by the Premises or incurred for purposes of operating the Premises plus amounts payable on any leases having a term of one (1) year or more, including base rents under this Lease. Cash available for debt service shall mean net income from the Premises determined in accord with generally accepted accounting principles plus depreciation plus interest included in debt service plus any lease payments included in debt service but also included as an expense in determining net income. Compliance with the foregoing shall be demonstrated by a feasibility study and analysis completed within sixty (60) days prior to the creation of such mortgage by a nationally recognized commercial property management consultant or nationally recognized independent firm of certified public accountants satisfactory to Landlord.

                  (vii) DOCUMENTS. Landlord shall be provided with true and correct copies of all mortgage documents.

                  (viii) NOTICE OF DEFAULT AND RIGHT TO CURE. The documents for such mortgage shall provide that Landlord shall receive the same notice of default, cure, and extension of time to cure from mortgagee in regard to the mortgage as Landlord is required to furnish to a mortgagee under Section 10.04(a)(iii) and Section 10.04(a)(iv) with regard to this Lease.

                  (ix) SECOND MORTGAGE AND ASSIGNMENT OF RENTS AND LEASES. At Landlord's request, Tenant shall execute and deliver to Landlord a second mortgage in an amount equal to the appraised value of the real estate constituting the Premises without improvements at the time of the creation of such mortgage and an assignment of rents and leases securing the Landlord's interests in the Premises.

                  (x) NONRECOURSE. Such mortgage shall be nonrecourse in that it is not secured by the personal liability of any individual or partner but, rather, is secured only by the Premises and the income generated therefrom.

                  Notwithstanding anything herein to the contrary Tenant covenants to comply with the terms and requirements of any mortgage on the Premises and that a default on any mortgage shall constitute a default hereunder.

                            ARTICLE XI. MISCELLANEOUS

         SECTION 11.01. ACCORD AND SATISFACTION. No payment received by Landlord of a lesser amount than the rent or other charges due hereunder shall be deemed to be other than on account of the earliest stipulated rent or other charges nor shall any statement on a check or any letter accompanying a payment of rent or other charges be deemed an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance of rent or other charges or pursue any remedy in this Lease.

         SECTION 11.02. ENTIRE AGREEMENT. This Lease and EXHIBITS A, B, C, D, E AND F attached hereto, set forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties hereto other than as herein set forth. No subsequent change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

         SECTION 11.03. NO PARTNERSHIP. Landlord does not in any way become a partner, joint venturer or member of a joint enterprise with Tenant.

         SECTION 11.04. FORCE MAJEURE. If either party is delayed from the performance of any act required hereunder (except the payment of money) by reason of labor troubles, inability to procure materials, failure of power, restrictive governmental regulations, riots, insurrection, war or like reasons not the fault of the party delayed, then the period for performance of the act shall be extended for a period equivalent to the period of the delay.

         SECTION 11.05. WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant, or condition herein shall not be deemed a waiver of the term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any covenant herein, other than the failure of Tenant to pay the rent so accepted. No covenant, term or condition of this Lease shall be waived by Landlord or Tenant, unless the waiver be in writing.

         (a) NOTICES. Any notice given or required to be given to Landlord shall be sent or personally delivered as follows:

         UNIVERSITY RESEARCH PARK, INC.
         1265 WARF BUILDING
         610 WALNUT STREET
         MADISON, WI 53705

         With a copy to:

         THOMAS P. SOLHEIM
         SOLHEIM BILLING & GRIMMER, S.C.
         PO BOX 1644,
         ONE SOUTH PINCKNEY STREET, SUITE 750
         MADISON, WI 53701-1644

         Any notices given or required to be given to Tenant shall be sent or personally delivered as follows:

         PANVERA CORPORATION
         545 SCIENCE DRIVE
         MADISON, WI 53711
         ATTN: PRESIDENT

         Any notices given or required to be given to Tenant's mortgagee shall be sent or personally delivered as follows:

         ASSOCIATED BANK SOUTH CENTRAL
         1720 MONROE STREET
         P.O. BOX 2016
         MADISON, WI 53701-2016

         Notices shall be deemed given when deposited in the U.S. Mail, postage prepaid and correctly addressed, certified mail, to the respective parties or when personally delivered. Either party may change its respective above-stated address by written notice to the other party.

         SECTION 11.06. PARTIAL INVALIDITY. If any provision of this Lease or any specific application shall be invalid or unenforceable, the remainder of this Lease, or the application of the provision in other circumstances, shall not be affected, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 11.07. MEMORANDUM OF LEASE. At the commencement of the lease term, Landlord and Tenant upon the request of either party shall execute a Memorandum of Lease in a form approved for recording by the laws of the State of Wisconsin. Either party at its sole cost shall be entitled to record the Memorandum of Lease with the Office of the Register of Deeds for Dane County, Wisconsin.

         SECTION 11.08. CONSENT NOT TO BE UNREASONABLY WITHHELD. Where any provision of this Lease requires prior written consent by either party, such consent shall not be unreasonably withheld nor unduly delayed.

         SECTION 11.09. QUIET TITLE. Landlord covenants and warrants that, as of the date Landlord is to deliver occupancy of the Premises, Landlord will be seized in fee title to the Premises free and clear of all encumbrances, easements, right of way, reservations, restrictions, covenants, limitations and conditions which might prohibit or materially restrict or affect the construction, maintenance or operation of Tenant's business as stated in Section
6.01 with its necessary appurtenances; and that for so long as Tenant fulfills the conditions and covenants required of Tenant under this Lease, Tenant shall have peaceful and quiet possession of the Premises subject only to the provisions hereof and of any recorded restrictions, covenants, and easements, including, without limitation, Landlord's right to install utilities and other permitted improvements in easement areas. Landlord further covenants and warrants that Landlord has good right, full power and lawful authority to enter into this Lease for the full term and extensions hereof.

         SECTION 11.10. CERTAIN EXPENSES OF LANDLORD. Any out-of-pocket expenses reasonably incurred by Landlord for purposes of considering or acting upon any request for consent or waiver under, or modification of, any of the provisions of this Lease, including reasonable attorney's fees, shall be promptly reimbursed by Tenant upon Landlord's request.

         SECTION 11.11. REMEDIES CUMULATIVE. All remedies conferred on Landlord and Tenant by this Lease shall be deemed cumulative and no one exclusive of the other or of any other remedy conferred by law.

         SECTION 11.12. BINDING EFFECT. The covenants and agreements contained in this Lease shall bind the respective successors, heirs and legal representatives of the parties hereto.

         SECTION 11.13. APPLICABLE LAW. This Lease shall be governed by the laws of the State of Wisconsin.

         SECTION 11.14. HOLDING OVER. Any holding over after the expiration of the term or any extended term of this Lease with Landlord's consent shall be construed to be a tenancy from month to month at twice the base rental and otherwise on the same terms and conditions hereof.

         SECTION 11.15. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Lease has been made, executed, and delivered as of the date and year first set forth above.

LANDLORD:                                     TENANT:
         University Research Park, Inc.              PanVera Corporation

By: /s/ WAYNE F. MCGOWN                       By: /s/ RALPH KAUTEN
    --------------------------------              ---------------------------
        Wayne F. McGown
        Assistant Secretary/Treasurer

Date: 10-7-98                                 Date: 10/7/98

LANDLORD ACKNOWLEDGMENT

STATE OF WISCONSIN   )
                     )ss.
COUNTY OF DANE       )

Personally came before me this 7th day of October, 1998. Wayne F. McGown, Assistant Secretary/Treasurer, of University Research Park, Inc., to me known to be the person who executed the foregoing instrument, and to me known to be such Assistant Secretary/Treasurer of said corporation, and acknowledged that he executed the foregoing instrument as such officer as the deed of said corporation, by its authority.

                                              /s/ [ILLEGIBLE]
                                              ---------------------------------
                                              NOTARY PUBLIC, State of Wisconsin
                                              My Commission is permanent

TENANT ACKNOWLEDGMENT

STATE OF WISCONSIN )
                   )ss.
COUNTY OF DANE     )

Personally came before me this 7th day of October, 1998, Ralph Kauten, the President, of the above-named corporation, to me known to be the person who executed the foregoing instrument, and to me known to be such President of said corporation, and acknowledged that he/she executed the foregoing instrument as such officer as the deed of said corporation, by its authority.

                                              /s/ [ILLEGIBLE]
                                              ---------------------------------
                                              NOTARY PUBLIC, State of Wisconsin
                                              My Commission is permanent

Exhibits

A -      Legal Description

B -      Rent Computations - CPI Adjustment

C -      Rent Computations - Reappraisal Adjustment

D -      Architectural Design Criteria

E -      Approved Plans and Specifications

F -      Landscaping Standards and Criteria